Exhibit 99.1

Beyond Air® Reports Financial Results for the Quarter Ended June 30, 2026 and Provides Corporate Update

Reports $1.8 million revenue for quarter ended June 30, 2026; reaffirms revenue guidance of $8 million for CY2026 and $16-$18 million for CY2027

PMA supplement for second-generation LungFit PH system under FDA review; approval expected in 2H CY2026

Recent financing up to $30.1 million to support ongoing international expansion and U.S. commercial launch of second-generation LungFit PH system, pending regulatory approval

Conference call today at 8:00 a.m. ET

Garden City, NY, August 13, 2026 – Beyond Air, Inc. (NASDAQ: XAIR) (“Beyond Air” or the “Company”), a commercial-stage medical device and biopharmaceutical company focused on harnessing the power of nitric oxide (NO) to improve patients’ lives, today announced financial results for the quarter ended June 30, 2026, and provided a corporate update.

“Over the past several months, we have been focused on strengthening every aspect of the business in advance of our next phase of commercial growth,” said Robert Goodman, Chief Executive Officer of Beyond Air. “We strengthened our balance sheet with an up to $30 million financing, and continued to build our commercial infrastructure, customer relationships and sales pipeline. We believe these efforts position us well for the anticipated launch of our second-generation LungFit PH system, pending FDA approval, and support our objective of expanding adoption of LungFit PH over the long term.”

Recent Financial and Operating Highlights

○	Entered into a national group purchasing agreement with a leading U.S. group purchasing organization (GPO), marking the third major U.S. GPO to engage Beyond Air and expanding the Company’s reach by nearly 2,000 U.S. hospitals and health systems.

○	Regained compliance with Nasdaq’s minimum bid price requirement.

○	Continued to expand the Company’s global distribution network for LungFit PH, which now covers more than 45 countries positioning the Company for continued international commercial expansion, subject to applicable regulatory approvals.

Pending Regulatory Milestones

○	Awaiting FDA review of the PMA supplement for the second-generation LungFit PH system, submitted in June 2025.

○	International submissions for LungFit PH remain on track with local partners.

Financial Results for the Quarter Ended June 30, 2026

Revenues for the quarters ended June 30, 2026 and 2025 were $1.8 million.

Gross margins for the quarter ended June 30, 2026 were 13%, compared to 9% for the same period last year.

Research and development expenses for the quarter ended June 30, 2026 were $2.0 million, compared with $3.1 million for the same period last year.

Selling, general and administrative expenses for the quarter ended June 30, 2026 were $4.9 million, compared with $4.7 million for the same period last year.

Other expense for the quarter ended June 30, 2026 was $1.5 million, compared with $0.5 million for the same period last year.

Net loss attributable to common stockholders of Beyond Air, Inc. for the quarter ended June 30, 2026 was $7.9 million, or a loss of $11.00 per basic and diluted share, compared with a net loss of $7.7 million, or $30.67 per share, for the same period last year.

As of June 30, 2026, the Company reported cash, cash equivalents, restricted cash and marketable securities of $15.2 million. Subsequent to quarter-end, the Company strengthened its balance sheet with an up to $30.1 million financing, consisting of $10.2 million in upfront gross proceeds and up to an additional $20.0 million from the potential exercise of short- and long-term warrants, including $10.0 million tied to FDA approval of the second-generation LungFit PH system. The financing was led by certain institutional healthcare investors, with additional participation from certain of the Company’s directors and executive officers.

Financial Guidance

The Company reaffirms its previously issued revenue guidance of $8 million for calendar year 2026, which does not include any revenue from the second-generation LungFit PH system. The Company also reaffirms its previously issued 2027 revenue guidance of $16-$18 million, representing more than 110% year-over-year growth at the midpoint compared with 2026 guidance and includes anticipated revenue from the second-generation LungFit PH system, pending regulatory approval.

The Company believes it is entering an important new phase of commercial execution and a potential inflection point for revenue growth, supported by expanding market access, growing customer adoption, international expansion and a significantly larger addressable market pending the commercial launch of the second-generation LungFit PH.

Conference Call & Webcast

Thursday, August 13, 2026 @ 8 a.m. ET

●	Domestic: 1-877-407-0784

●	International: 1-201-689-8560

●	Conference ID: 13762077

●	Webcast: A webcast of the live conference call can be accessed by visiting the Events section of the Company’s website (click here) or directly (click here). An online replay will be available on the Company’s website or via the direct link an hour after the call.

As previously announced, and formally approved by the Board of Directors, the Company is transitioning its fiscal year end from March 31 to December 31, effective December 31, 2026. As a result, the Company expects to report financial results for the nine-month transition period ending December 31, 2026 on a Form 10-K/T.

About Beyond Air®, Inc.

Beyond Air is a commercial-stage medical device and biopharmaceutical company dedicated to harnessing the power of endogenous and exogenous nitric oxide (NO) to improve the lives of patients suffering from respiratory illnesses, neurological disorders, and solid tumors. The Company has received FDA approval and CE Mark for its first system, LungFit PH, for the treatment of term and near-term neonates with hypoxic respiratory failure. For more information, visit www.beyondair.net.

About LungFit

Beyond Air’s LungFit is a cylinder-free, phasic flow generator and delivery system designated as a medical device by the U.S. Food and Drug Administration (FDA). The ventilator-compatible version of the device can generate NO from ambient air on demand for delivery to the lungs at concentrations ranging from 1 ppm to 80 ppm. The LungFit system could potentially replace large, high-pressure NO cylinders, providing significant advantages in the hospital setting, including greatly reducing inventory and storage requirements, improving overall safety by eliminating NO2 purging steps, and offering other operational benefits.

LungFit can also deliver NO at concentrations at or above 80 ppm for potentially treating severe acute lung infections in the hospital setting (e.g., COVID-19, bronchiolitis) and chronic, refractory lung infections in the home setting (e.g., NTM). With the elimination of cylinders, Beyond Air intends to offer NO treatment in the home setting.

Beyond Air’s LungFit PH is approved for commercial use in the United States, European Union, and many other countries around the world. Beyond Air’s other LungFit systems are not approved for commercial use and are for investigational use only. Beyond Air is not suggesting NO use over 80 ppm or use at home.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements regarding the Company’s expectations related to commercial growth, market adoption of LungFit PH, expansion of the Company’s global distribution network andexpansion in the U.S. and international markets, the Company’s ability to maintain compliance with Nasdaq’s continued listing requirements, including compliance with the terms of the Discretionary Panel Monitor, the timing and outcome of FDA review of the PMA supplement for the second-generation LungFit PH system and the anticipated timing of its commercial launch, the use of the proceeds from, and the potention exercise of warrants issued in connection with, the Company’s recent financing, the Company’s transition of its fiscal year end from March 31 to December 31 and the timing and content of its related transition report on Form 10-K/T, revenue guidance for calendar years 2026 and 2027, and the Company’s long-term strategic and financial performance. Forward-looking statements may be identified by words such as “anticipate,” “believe,” “expect,” “intend,” “plan,” “potential,” “will,” “would,” “could,” “may,” and similar expressions, or by the use of future tense.

Because forward-looking statements relate to future events, they are subject to inherent risks and uncertainties, many of which are beyond the Company’s control, that could cause actual results to differ materially from those expressed or implied in such statements. These risks and uncertainties include, but are not limited to, risks related to the Company’s ability to maintain compliance with Nasdaq’s continued listing requirements, including satisfying the terms of the one-year Discretionary Panel Monitor; the Company’s ability to complete its fiscal year-end transition and related regulatory filings in a timely manner; the timing and outcome of FDA review of the PMA supplement for the second-generation LungFit PH system and the Company’s ability to realize the anticipated benefits of its recent financing, including the risk that warrants may not be exercised; dilution to existing stockholders from the issuance of securities in the financing and any warrant exercises; the Company’s ability to successfully execute its commercial strategy, expand its distribution network and GPO relationships and achieve its revenue guidance; and other risks described in the “Risk Factors” section of Beyond Air, Inc.’s most recent Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q and other subsequent filings with the Securities and Exchange Commission.

CONTACTS:

Investor Relations contact

Corey Davis, Ph.D.

LifeSci Advisors, LLC

cdavis@lifesciadvisors.com

(212) 915-2577

BEYOND AIR, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands)

	June 30, 2026	March 31, 2026
	(unaudited)
ASSETS
Current assets
Cash and cash equivalents	$5,509	$6,740
Marketable securities	4,303	4,901
Restricted cash	5,405	5,622
Accounts receivable, net	1,140	1,086
Inventory, net	1,292	1,406
Other current assets and prepaid expenses	5,200	5,012
Total current assets	22,849	24,767

Licensed right to use technology	966	1,018
Right-of-use lease assets	1,066	1,193
Property and equipment, net	7,916	8,249
Other assets	94	158
TOTAL ASSETS	$32,891	$35,385

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$2,455	$2,417
Accrued expenses and other current liabilities	3,998	3,372
Operating lease liabilities, current portion	223	321
Loans payable, current portion	231	401
Total current liabilities	6,907	6,511

Operating lease liabilities, net	977	1,023
Long-term debt, net	22,167	21,639
Warrant liability	1	2
Total liabilities	30,052	29,175

Stockholders’ equity
Common Stock	-	-
Treasury stock	(25)	(25)
Additional paid-in capital	329,415	325,587
Accumulated deficit	(327,506)	(319,571)
Accumulated other comprehensive income/(loss)	113	134
Total stockholders’ equity attributable to Beyond Air, Inc.	1,997	6,126
Non-controlling interest	842	84
Total stockholders’ equity	2,839	6,210
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$32,891	$35,385

BEYOND AIR, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(amounts in thousands, except share and per share data)

(unaudited)

	For the Three Months Ended
	June 30,
	2026	2025

Revenues	$1,768	$1,760

Cost of revenues	1,543	1,604

Gross profit	225	156

Operating expenses:

Research and development	1,959	3,086
Selling, general and administrative	4,878	4,687
Total operating expenses	6,837	7,773

Loss from operations	(6,612)	(7,617)

Other income/(expense):
Dividend/interest income	103	28
Interest and finance expense	(1,492)	(548)
Change in fair value of warrant liability	1	17
Foreign exchange gain/(loss)	40	(41)
Loss on extinguishment of debt	(153)	-
Loss on disposal of fixed assets	(52)	(11)
Other income	11	94
Total other expense	(1,542)	(461)

Loss before income taxes	(8,154)	(8,078)

Provision for income taxes	-	-

Net loss	$(8,154)	$(8,078)

Less: net loss attributable to non-controlling interest	(219)	(387)

Net loss attributable to Beyond Air, Inc.	$(7,935)	$(7,691)

Other comprehensive income/(loss), net of tax
Foreign currency translation adjustment	(21)	127

Comprehensive loss attributable to Beyond Air, Inc.	$(7,956)	$(7,564)

Net basic and diluted loss per share attributable to Beyond Air, Inc. (1)	$(11.00)	$(30.67)

Weighted average number of shares of common stock outstanding - basic and diluted (1)	721,328	250,747

(1)	Prior period results have been adjusted to reflect the one-for-twenty stock split in July 2026.